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                                                                   EXHIBIT 10.16

                           THE SPORTSMAN'S GUIDE, INC.

                             1999 STOCK OPTION PLAN



         1. PURPOSE. The purpose of this Plan is to advance the interests of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company") by providing an opportunity to selected key employees of the Company to purchase stock of the Company through the exercise of options granted under this Plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate key employees of training, experience and ability, and to encourage the judgment, initiative and efforts of such employees for the successful conduct of the Company's business. It is intended that these purposes will be effected by the granting of stock options as provided herein which will qualify as "incentive stock options" under the provisions of Section 422 (or its successor provisions) of the Internal Revenue Code of 1986 (the "Code"), and options which do not qualify as incentive stock options under the Code ("nonqualified options").

         2. STOCK SUBJECT TO THE PLAN. The total number of shares that may be subject to options granted under this Plan shall not exceed 600,000 shares of the Common Stock of the Company, $.01 par value ("Common Stock"). Shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options granted under this Plan may be either authorized but unissued shares or issued shares reacquired by the Company.

         3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or such other committee designated by the Board (the "Committee") consisting of two or more directors who shall be appointed by and shall serve at the pleasure of the Board. Subject to the provisions of this Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. The Committee shall recommend to the Board of Directors the individuals to whom and the times at which options shall be granted, the designation of each option as an incentive stock option or a nonqualified option, and the number of shares subject to each option. Any such construction, rule determination or other action taken by the Committee pursuant to the Plan shall be binding and conclusive upon the approval by the Board of Directors.

         Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         4. ELIGIBLE EMPLOYEES. Options may be granted by the Board of Directors to such key employees of the Company, including members of the Board of Directors who are also employees of the Company, as are selected by the Committee. The maximum number of shares subject to options which may be granted to any individual shall be the total number of shares available under the Plan.

         5. TERMS AND CONDITIONS OF OPTIONS. All options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Com-



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mittee shall approve from time to time, which agreements shall include, but not be limited to, the following terms and conditions:

               (a) Price. The purchase price per share of stock payable upon the exercise of each option granted hereunder shall not be less than the fair market value of the stock on the date the option is granted. If at the time of grant of an incentive stock option the optionee owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, such purchase price per share shall not be less than 110% of the fair market value of the stock on the date the option is granted. Such fair market value shall be determined in accordance with procedures established by the Committee conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

               (b) Number of Shares. Each option agreement shall specify the number of shares to which it pertains.

               (c) Exercise of Options. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors may determine at the time it grants such option. No option shall be exercisable with respect to any shares later than ten years after the date of grant of the option. If at the time of grant of an incentive stock option the optionee owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, such option shall be exercisable no later than five years after the date of grant.

               (d) Notice of Exercise and Payment. An option shall be exercisable by delivery of a written notice to the Secretary of the Company specifying the number of shares for which it is exercised. If the shares are not at the time registered under the Securities Act of 1933, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. The exercise price and any withholding obligations under applicable tax laws shall be paid in full at the time of delivery of the notice of exercise, either by (i) cashier's, certified or personal check, (ii) if permitted by a vote of the Board of Directors by delivery and assignment to the Company of shares of Common Stock or
(iii) by a combination of (i) and (ii). The value of the Company stock for such purpose shall be its fair market value as of the date the option is exercised.

               (e) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the lifetime of the optionee only by him or her, except that the Committee may, in its discretion, authorize options granted under this Plan to be on terms which permit the optionee to transfer the option to family members of the optionee, trusts for the benefit of such family members, family limited partnerships or other persons or entities.

               (f) Termination of Options. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of the Company, except that:


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                    (i) If the optionee's employment shall have terminated for any reason other than cause, disability (as defined below) or death, the optionee may at any time within a period of three months after such termination of employment exercise the option to the extent the option was exercisable by the optionee on the date of termination of employment.

                    (ii) If the optionee's employment shall have been terminated because of disability within the meaning of Section 22(e)(3) of the Code, the optionee may at any time within a period of one year after such termination of employment exercise the option to the extent the option was exercisable by the optionee on the date of termination of employment.

                    (iii) If the optionee dies at a time when the option was exercisable by the optionee, the optionee's estate, personal representative or beneficiary to whom it has been transferred pursuant to Section 5(e) hereof may, within six months following the death, exercise the option to the extent the option might have been exercised at the time of the optionee's death.

                    (iv) No option may be exercised to any extent by anyone after the expiration date of the option.

               (g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of a stock certificate to the optionee for such shares.

         6. TREATMENT OF CERTAIN INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined as of the date the option is granted) of shares with respect to which one or more incentive stock options first become exercisable by an optionee in any calendar year exceeds $100,000, taking into account shares subject to incentive stock options under this Plan and shares subject to incentive stock options under all other plans of the Company or other entities referenced in Section 422(d)(1) of the Code, the options shall be treated as nonqualified stock options.

         7. STOCK DIVIDENDS; STOCK SPLITS; COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distribution, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

         8. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such a manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted here-



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under. If the Company at any time should dissolve, sell all or substantially all of its assets, undergo a reorganization, or merge or consolidate with any corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger or consolidation the surviving corporation assumes the optionees' rights under the Plan or issues substantially equivalent substitute rights in place thereof) each optionee shall be notified by the Company of his or her right to exercise all outstanding options (both vested and unvested) prior to any such dissolution, sale, reorganization, merger or consolidation. The failure to exercise such outstanding options within 30 days of such notification shall cause the options to be terminated.

         Notwithstanding the foregoing, in the case of an incentive stock option, no adjustment shall be made pursuant to Section 7 or 8 hereof which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the optionee adversely affected thereby.

          9. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may at any time amend or terminate the Plan or alter or amend any outstanding stock option agreements under the Plan in any manner it deems advisable, provided that no such action shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option.

         10. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company and the optionee, except that any options granted under the Plan shall be subject to the provisions of any employment agreement between the Company and the optionee. Nothing contained in the Plan shall be construed as conferring upon any optionee any right to continued employment with the Company or to give any employee any right to participate in the Plan or to receive options. The granting of options under the Plan shall be entirely discretionary with the Board of Directors.

         11. EFFECTIVE DATE; DURATION OF PLAN. This Plan was adopted by the Board of Directors as of February 11, 1999, subject to approval by the shareholders of the Company, and shall become effective upon shareholder approval. The Plan shall remain in effect until discontinued by the Board of Directors, except that no incentive stock option may be granted under the Plan after May 10, 2009.

         12. DEFINITIONS.

             (a) The term "key employees" means those executive, administrative, operational or managerial employees of the Company who are determined by the Committee to be eligible for options under this Plan.

             (b) The term "optionee" means a key employee to whom an option is granted under this Plan.

As approved by shareholders effective May 10, 1999.



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